Exhibit 99.2

EXECUTION COPY – 31 July 2020

ASSIGNMENT AND NOVATION AGREEMENT

THIS ASSIGNMENT AND NOVATION AGREEMENT (this “Assignment Agreement”) is made as of July 31, 2020 (“Assignment Date”), by and among Vir Biotechnology, Inc., a Delaware corporation having a principal place of business at 499 Illinois Street, Suite 500, San Francisco, CA 94158 U.S.A (“Assignor”), GlaxoSmithKline Trading Services Limited, a company registered in Ireland under company number 406466 having a principal place of business at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, (“Assignee”), and Samsung BioLogics Co., Ltd., a Republic of Korean company having a principal place of business at 300, Songdo bio-daero, Yeonsu-gu, Incheon 21987 Republic of Korea (“Supplier”). Assignor, Assignee and Supplier are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, effective April 8, 2020, Assignor and Supplier entered into that certain Binding Letter Agreement (the “Letter Agreement”) with respect to, inter alia, capacity reservation, development, manufacturing and supply by Supplier, and minimum take or pay obligations by Assignor, for Assignor’s SARS-Cov-2 monoclonal antibody (the “Product”) and Assignor and Supplier agreed the terms of the Letter Agreement shall be incorporated into a definitive agreement;

WHEREAS, Assignor and Assignee entered into that certain Definitive Collaboration Agreement dated June 9, 2020 (the “Collaboration Agreement”), concerning, inter alia, the discovery, development and commercialization preventatives and treatment products for diseases caused by SARS-COV-2 and other coronaviruses including the Product ;

WHEREAS, Assignor and Assignee agree that, in connection with the Collaboration Agreement, it is necessary for Assignor to transfer and assign to Assignee all of Assignor’s rights, duties, and obligations under the Letter Agreement;

WHEREAS, Assignor desires to be released and discharged from all liabilities and obligations under the Letter Agreement; and

WHEREAS, Supplier is willing to release and discharge Assignor from all liabilities and obligations under the Letter Agreement and to consent to Assignee assuming such liabilities and obligations.

NOW THEREFORE, in consideration of the mutual covenants contained herein and in furtherance of the terms and conditions under the Collaboration Agreement, the Parties agree as follows:

1.	Assignment. Assignor hereby assigns and transfers to Assignee, as of the Assignment Date, all of Assignor’s right, title, and interest in, to and under the Letter Agreement.

2.	Assumption. Assignee hereby accepts such assignment and agrees to assume, from and after the Assignment Date, all of Assignor’s rights, duties, and obligations in, to and under the Letter Agreement.

EXECUTION COPY – 31 July 2020

3.

Novation. Assignor, Assignee and Supplier hereby agree that this Assignment Agreement shall constitute a novation of the duties and obligations of Assignor under the Letter Agreement. Accordingly, all of the rights, duties and obligations of Assignor under the Letter Agreement are hereby discharged. Supplier hereby acknowledges and accepts Assignee as Assignor’s successor in interest in and to all of Assignor’s rights, duties, and obligations in, to and under the Letter Agreement.

4.

Release. Assignor and Supplier hereby mutually release each other, as of the Assignment Date, from all of their respective rights, duties, and obligations under the Letter Agreement, notwithstanding the conditions of assignment set forth in Section 7 (Assignment) of the Letter Agreement. Supplier does hereby release and discharge Assignor from all rights, duties and obligations, except the obligations regarding confidentiality and non-use of the disclosing party’s Confidential Information as defined in, and subject to, the terms of the Mutual Confidentiality Agreement by and between Supplier and Assignor dated February 18, 2019 (the “CDA”).

5.

Pre-Existing Claims. Nothing in this Assignment Agreement is intended, nor may be construed, to affect or prejudice any claim, liability, obligation, or demand whatsoever as between Assignor and Supplier arising under the Letter Agreement prior to the Assignment Date.

6.

Further Assurances. The Parties agree to that they will take those actions consistent with the terms and conditions with this Assignment Agreement that may reasonably be requested by another Party and necessary or desirable to carry out the purposes of this Assignment Agreement.

7.	Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without regard to principles of conflicts of law.

8.

Successors and Assigns. This Assignment Agreement shall be binding upon and insure solely to the benefits of each Party hereto and their respective successors and assigns, and nothing in this Assignment Agreement, express or implied, is intended to or shall confer upon any other person any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Assignment Agreement.

9.

Counterparts. This Assignment Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

EXECUTION COPY – 31 July 2020

[Signature Page to Assignment and Novation Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment Agreement as of the Assignment Date.

GLAXOSMITHKLINE TRADING SERVICES LIMITED		VIR BIOTECHNOLOGY, INC.

By:	/s/ Jonathan Box	By:	/s/ George Scangos
Name:	Jonathan Box	Name:	George Scangos
Title:	SVP Pharma Finance	Title:	President & Chief Executive Officer

SAMSUNG BIOLOGICS CO., LTD.

By:	/s/ Tae Han Kim
Name:	Tae Han Kim
Title:	Chief Executive Officer

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